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                               FLEMING COMPANIES, INC.
                            1990 STOCK INCENTIVE PLAN (*)


          FLEMING COMPANIES, INC., an Oklahoma corporation, hereby adopts the Fleming Companies, Inc. 1990 Stock Incentive Plan upon the following terms and conditions:

                                      ARTICLE I

                               NAME AND PURPOSE OF PLAN

          1.1 NAME OF PLAN. This Plan shall be hereafter known as the FLEMING COMPANIES, INC. 1990 STOCK INCENTIVE PLAN.

          1.2 PURPOSE. The purpose of the Plan is to provide the Key Associates who are selected to be Participants under the Plan an incentive to motivate and financially reward such individuals who contribute to the long term growth and profitability of the Company with such reward to be based on the financial performance of the Company, including its Subsidiaries, during Performances Cycles and on such other criteria including service with the Company over time as the Committee in its sole discretion shall determine. Key Associates will have the opportunity to earn their Award with payment to be made either in cash or in shares of Common Stock which have been subject to certain restrictions as provided in this Plan.

          1.3 TYPE OF PLAN. This Plan shall be considered as a "nonqualified deferred compensation plan" which is to be sponsored by the Company solely for the purpose of providing a supplemental income for certain Key Associates who contribute materially to the continued growth, development and future business success of the Company. It is the intention of the Company that this Plan and any Agreements entered into pursuant to the Plan be administered as an unfunded welfare benefit plan established and maintained for a select group of Key Associates.


                                      ARTICLE II

                             DEFINITIONS AND CONSTRUCTION

          2.1 DEFINITIONS. Where the following capitalized words and phrases appear in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.


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     (*)  As amended November 1, 1997 and August 18, 1998.

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                (a)   AGREEMENT:  The word "Agreement" shall mean that certain
          agreement which will be entered into by and between the Company and the Participant which represents the Participant's Award for a particular Performance Cycle as provided in Section 3.3 hereof.

                (b) ANNIVERSARY DATE: The words "Anniversary Date" shall mean the last Saturday of December which is end of the fiscal year of the Company.

                (c) AWARD: The word "Award" shall mean, with respect to any Participant, the number of Phantom Stock Units or shares of Restricted Stock granted to the Participant at the beginning of each Performance Cycle.

                (d) BENEFICIARY: The words "Beneficiary" shall mean that person designated by the Participant pursuant to Section 6.2 hereof who may be entitled to receive such Participant's Award in the event of the death of the Participant.

                (e) BOARD: The word "Board" shall mean the Board of Directors of the Company.

                (f) CHANGE OF CONTROL: The words "Change of Control" shall mean the change in the control of the Company as described in Section
          9.1 hereof.

                (g) CODE: The word "Code" shall mean the Internal Revenue Code of 1986, as amended.

                (h) COMMITTEE: The word "Committee" shall mean the committee appointed by the Board which in accordance with Article X herein will administer the Plan and which shall be constituted such that the Plan complies with Rule 16b-3, or any successor rule, as may be amended from time to time under the Securities Exchange Act of 1934.

                (i) COMMON STOCK: The words "Common Stock" shall mean the shares of common stock, par value $2.50 per share of the Company.

                (j) COMPANY: The word "Company" shall mean Fleming Companies, Inc., or its successor.

                (k) CURRENT MARKET VALUE: The words "Current Market Value" shall mean the closing price of the Common Stock of the Company as reported on the New York Stock Exchange as

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          of the trading day immediately preceding the date the Award is made.

                (l) DISABILITY: The word "Disability" shall mean a physical or mental condition arising during employment with the Employer whereby a Participant has become totally and permanently disabled as defined under the Fleming Companies, Inc. Long-Term Disability Plan.

                (m) EFFECTIVE DATE: The words "Effective Date" shall mean the 1st day of January, 1990 which is the date that this Plan shall be effective for all purposes.

                (n) ELIGIBLE SPOUSE: The words "Eligible Spouse" shall mean the spouse to whom the Participant is married on his date of death.

                (o) EMPLOYER: The word "Employer" shall mean either the Company or any Subsidiary.

                (p) ESCROW: The word "Escrow" shall mean that separate arrangement under which Restricted Stock will be held pending distribution to the Participant on the Vesting Date or as otherwise provided in the Plan.

                (q) ESCROW AGENT: The words "Escrow Agent" shall mean the person or entity who shall administer the Escrow.

                (r) KEY ASSOCIATE: The words "Key Associate" shall mean any full time employee of the Company or a Subsidiary who holds the position of Chairman, Chief Executive Officer, President, Executive Vice President, Senior Vice President or Vice President or any other associate of the Company or a Subsidiary who is selected for participation in the Plan.

                (s) PARTICIPANT: The word "Participant" shall mean a Key Associate who has been selected by the Committee.

                (t) PERFORMANCE CYCLE: The words "Performance Cycle" shall mean a fixed period of time determined by the Committee over which Awards may be earned by the Participant.

                (u) PERFORMANCE GOALS: The words "Performance Goals" shall mean those factors, goals and criteria selected by the Committee which must be met by the Participant during the Performance Cycle in order for a Partici-


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          pant to earn his Award under the Performance Vesting Schedule.

                (v) PERFORMANCE VESTING SCHEDULE: The words "Performance Vesting Schedule" shall mean that schedule selected by the Committee which shall contain the Performance Goals which must be met during the applicable Performance Cycle in order for a Participant to become vested in his Award under the Performance Vesting Schedule.

                (w) PHANTOM STOCK UNITS: The words "Phantom Stock Units" shall mean those monetary units which represent shares of Common Stock which a Participant may earn as provided in Article V hereof.

                (x) PLAN: The word "Plan" shall mean the "Fleming Companies, Inc. 1990 Stock Incentive Plan," as set forth in this instrument, and as hereafter amended from time to time.

                (y) RESTRICTED STOCK: The words "Restricted Stock" shall mean those shares of Common Stock which a Participant may earn as provided in Article V hereof.

                (z) RETIREMENT: The word "Retirement" shall mean a Participant's termination of employment with the Company or a Subsidiary after attaining the age of 65 years or later or, at the discretion of the Committee, after attaining the age of 55 years or later.

                (aa) SERVICE VESTING SCHEDULE. The words "Service Vesting Schedule" shall mean the period of employment service with the Employer established by the Committee which must be met in order for a Participant to become vested in his Award under the Service Vesting Schedule.

                (bb) SUBSIDIARY: The word "Subsidiary" shall mean any corporation with 80% or more of its voting common stock being owned, directly or indirectly, by the Company.

                (cc) VESTING DATE: The words "Vesting Date" shall mean the date on which a Participant becomes vested in his Award after satisfying the requirements, if any, of any Performance Vesting Schedule and/or Service Vesting Schedule; provided, however, that no Participant may become vested in his Award within six months from date the Award is granted.



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                (dd)  YEAR:  The word "Year" shall mean the fiscal Year of the
          Company.

          2.2 CONSTRUCTION: The masculine gender, wherever appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.


                                     ARTICLE III

                                    PARTICIPATION

          3.1 SELECTION FOR PARTICIPATION. In order to be eligible for participation in the Plan, a Key Associate of the Company must be selected by the Committee. Selection for participation in the Plan shall be in the sole and absolute discretion of the Committee.

          3.2 PARTICIPATION IN CONSIDERATION FOR FUTURE SERVICES. Selection of a Key Associate by the Committee for participation in the Plan and the granting of any Award will be deemed to be for all purposes in consideration of future services to be rendered by the Key Associate to the Company or its Subsidiaries.

          3.3 AWARD AGREEMENTS. Any Key Associate selected by the Committee as a Participant, shall, as a condition of participation, execute and return to the Committee an Agreement evidencing the Key Associate's participation in the Plan, the amount of his Award and his agreement to the terms and conditions of the Plan and the Agreement. A separate Agreement will be entered into by the Company and the Participant for each Performance Cycle.

                                      ARTICLE IV

                         RESTRICTED STOCK SUBJECT TO THE PLAN

          4.1 NUMBER OF SHARES OF RESTRICTED STOCK. Shares of Common Stock subject to Award under this Plan in the form of Restricted Stock rather than Phantom Stock Units shall not exceed in the aggregate Four Hundred Thousand (400,000) shares of the Common Stock of the Company. Either authorized and unissued shares or treasury shares may be subject to Award and delivered pursuant to the Plan. If any Restricted Stock issued to a Participant is forfeited as provided in this Plan, the Committee may reissue such Restricted Stock to Participants.



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          4.2   NUMBER OF PHANTOM STOCK UNITS.  The number of Phantom Stock
Units which may be awarded under the Plan is subject to the sole discretion of the Committee. Awards of Phantom Stock Units shall not reduce the number of Shares of Restricted Stock which may be issued hereunder; and, correspondingly, the shares of Restricted Stock shall not reduce the number of Phantom Stock Units which may be awarded hereunder since there is no limitation on the maximum number of shares of Phantom Stock Units. For all purposes under the Plan, the value of the shares of Restricted Stock and the Phantom Stock Units will be based upon the Current Market Value of the Common Stock at the time the Award is made.

                                      ARTICLE V

                                      THE AWARDS

          5.1 AMOUNT OF AWARDS, NUMBER OF UNITS. The Award granted to each Participant for each Performance Cycle, expressed as a number of Phantom Stock Units (or shares of Restricted Stock), is determined solely in the discretion of the Committee. Awards of Restricted Stock will be paid in Common Stock of the Company; and Awards of Phantom Stock Units will be paid in cash. Each Award of Restricted Stock shall be calculated in the same manner as Awards of Phantom Stock Units and shall contain such terms, restrictions and conditions as the Committee may determine, which terms, restrictions and conditions may or may not be the same in each case.

          5.2 SPECIAL RULES FOR PHANTOM STOCK UNITS. Phantom Stock Units are granted in the form of Units equivalent to shares of Common Stock. No certificates shall be issued with respect to such units, but the Company shall maintain a bookkeeping account in the name of the Participant to which such units shall relate and such units shall otherwise be treated in a comparable manner as if the Participant had been awarded shares of Common Stock (except that no voting rights or other stock ownership rights shall apply to such units). Each such unit shall represent the right to receive a cash payment of equivalent value at one time, in the manner and subject to the restrictions set forth in this Plan. If, during the Performance Cycle, cash dividends or other cash distributions are paid with respect to shares of Common Stock, the Company may pay to the Participant in cash an amount equal to the cash dividends or cash distributions that he would have received if the Phantom Stock Units had been granted in the form of shares of Common Stock rather than units equivalent thereto. If, during the Performance Cycle, shares of Common Stock or other securities or property are distributed with respect to the Common Stock, additional units equivalent to such shares, securities or property shall be added to



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the Participant's bookkeeping account as additional units and shall be subject to forfeiture and all other limitations and restrictions imposed upon the related units. Upon the expiration of the Performance Cycle or the occurrence of any other event which may give rise to forfeiture under the Plan, the Company may defer payment of dividend equivalents on Phantom Stock Units until a determination is made as to the number of such units, if any, to be forfeited, and no further dividend equivalents shall be paid with respect to forfeited units after the date of the forfeiture (regardless of whether the record date of the dividend is before or after the date of the forfeiture). In the event of the death of a Participant, the Beneficiary shall have the same right to receive cash payments equivalent to cash dividends and other cash distributions with respect to the Phantom Stock Units which are not forfeited as the Participant would have had if he had survived until payment of the Phantom Stock Units is made to the Beneficiary pursuant to Subsection 6.2 hereof.

          5.3 RESTRICTED STOCK HELD IN ESCROW. The Committee shall cause a certificate to be delivered to the Escrow Agent (appointed pursuant to Section
5.4 below) registered in the name of the Participant representing the total number of shares of Restricted Stock represented by his Award and a copy of the Agreement relating to such Award in accordance with the following:

                (a) Any such certificate shall be legended to indicate that the shares of Restricted Stock represented thereby are subject to the terms and conditions of the Award and the Plan.

                (b) All Restricted Stock held by the Escrow Agent in the Escrow shall constitute issued and outstanding shares of Common Stock of the Company for all corporate purposes, and the Participant may, at the discretion of the Committee, receive all dividends thereon and shall have the right to vote such shares provided that the right to receive such dividends and to vote such shares shall forthwith terminate with respect to unvested shares of Restricted Stock of any Participant whose Award has been forfeited as provided in this Plan.

                (c) While such Restricted Stock is held in Escrow and until such Restricted Stock has become fully vested on the Vesting Date, it shall be subject to the restrictions set forth in Section 7.1 of the Plan.

                (d) As such Restricted Stock shall vest from time to time in the Participant in accordance with his Award, the Escrow Agent shall deliver to such Participant or his respective Beneficiary (in the case of the Participant's death) certificates



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representing such vested shares of Restricted Stock.  As a condition precedent to delivering a certificate representing shares of Restricted Stock covered by an Award to the Escrow Agent, the Committee may require the Participant to deliver to the Escrow Agent a duly executed irrevocable stock power or powers (in blank) covering the Restricted Stock represented by such certificate.

                (e) Certificates representing unvested shares of Restricted Stock held by the Escrow Agent for the benefit of any Participant whose Award (to the extent then unvested) has been forfeited shall be returned (together with the related stock power) by the Escrow Agent to the Company.

                (f) The Company shall have no liability to issue any Restricted Stock hereunder unless such Restricted Stock and issuance thereof comply with any applicable federal or state securities laws or any other applicable laws.

                (g) Participants may be granted more than one Award. The granting of an Award shall not affect any outstanding Award previously made to a Participant under the Plan.

          5.4 ESCROW AGENT. An Escrow Agent for the Escrow shall be appointed by the Committee for such period and upon such terms and conditions as the Committee deems appropriate. The Committee shall have the power to remove any person from the position of Escrow Agent and to appoint a substitute or successor Escrow Agent. The fees and expenses of the Escrow Agent shall be paid by the Company. The Escrow Agent shall not incur liability for any action taken pursuant to the Plan or any Award made thereunder so long as the Escrow Agent acts in good faith in accordance with the instructions of the Committee.

                                      ARTICLE VI

                                   PAYMENT OF AWARD

          6.1   PAYMENT OF AWARD.

                (a) GENERAL. With respect to each applicable Performance Cycle, after satisfaction of any Performance Vesting Schedule and/or Service Vesting Schedule prescribed by the Committee, payment of Awards shall be made as soon as practicable following the Vesting Date which relates to the Award.

                (b) SPECIAL TIME FOR PAYMENT. Notwithstanding the provisions of Section 6.1(a), in the event of a Change of Control or termination of a Participant's employment due to death, Retirement or Disability, then, the Committee may, in its sole



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discretion, accelerate vesting and payment of any Award or take such other actions as the Committee deems appropriate.

          6.2 BENEFICIARY DESIGNATION. In the event of the death of a Participant during a Performance Cycle, then, the Participant's Award, if any, shall be paid to the then surviving Beneficiary designated by the Participant on a form provided by the Committee, and, if there is no Beneficiary then surviving, such benefits will automatically be paid to the surviving Eligible Spouse of such Participant, otherwise to the estate of such Participant.

                                     ARTICLE VII

                              GENERAL BENEFIT PROVISIONS

          7.1 RESTRICTIONS ON ALIENATION OF BENEFITS. No right or benefit under this Plan or the Agreement shall be subject in any manner to garnishment, attachment, anticipation, alienation, sale, transfer, assignment, gift, pledge, encumbrance, disposition, hypothecation, levy, execution or the claims of creditors, either voluntarily or involuntarily, and any attempt to so garnish, attach, anticipate, alienate, sell, transfer, assign, gift, pledge, encumber, dispose, hypothecate, levy or execute on the same shall be null and void, and neither shall such benefits or beneficial interests be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable.

          7.2 NO TRUST. Other than as specifically provided in this Plan, no action under this Plan by the Company, its Board or the Committee shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Participant, his Beneficiary, or any other persons otherwise entitled to his Award. The status of the Participant and his Beneficiary with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the Company who employs such Participant. Any asset acquired or held by the Company in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Participant or his Beneficiaries or to be security for the performance of the obligations of the Company or any Subsidiary, but shall be, and remain a general, unpledged, unrestricted asset of the Company at all times subject to the claims of general creditors of the Company.

          7.3 WITHHOLDING FOR INCOME AND EMPLOYMENT TAXES. Since all amounts to be paid under the Plan and the related Agreement to a Participant are to be considered as supplemental compensation paid for services rendered by the Participant, the Company shall



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comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income, employment or other taxes relating to any payments made under this Plan, and accordingly, all amounts of Awards shall be subject to and reduced by the amount of such taxes. In the event a Participant receives payment of Award in the form of Restricted Stock, then, in such event, with the consent of the Committee, a Participant may elect to pay any employment or withholding taxes by directing the Company to withhold a number of shares of Restricted Stock equal to the withholding deposit which is otherwise required with respect to such income or other employment taxes. Notwithstanding the withholding of such Restricted Stock, such shares shall still be considered to be subject to withholding taxes. The additional amount of tax which is due may be likewise paid either in cash or by the withholding of additional shares.

          7.4 NO INTEREST ON AWARDS. All Awards to be paid hereunder will be paid without interest or investment earnings of any kind whatsoever except as otherwise specifically provided in the Plan.

          7.5 PAYMENTS BY THE COMPANY OR SUBSIDIARY. The payments required to fund the cost of the Awards provided by the Plan shall be made solely by the Company or any Subsidiary whose Key Associates are participating in the Plan.

          7.6 ADJUSTMENT ON RECAPITALIZATION. In case of a recapitalization, stock split, merger, stock dividend, reorganization, combination, liquidation, or other change in the Common Stock of the Company, the Committee shall make such adjustment, if any, as it deems appropriate in the number or kind of shares of Common Stock which remain available under the Plan for further Awards as well as adjustment to the number of Phantom Stock Units which represent shares of Common Stock. Unvested shares of Restricted Stock held by the Escrow Agent for the benefit of a Participant shall participate in any of such events to the same extent as any other issued and outstanding shares of Common Stock of the Company, but appropriate adjustments, if required, shall be made by the Committee, so that after giving effect to the occurrence of any of such events, the Escrow Agent shall continue to hold such unvested shares and/or any other securities delivered in respect thereof for the benefit of such Participant to the extent practicable upon the same terms and conditions of this Plan and of his Award.



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                                     ARTICLE VIII

                         PROVISIONS RELATING TO PARTICIPANTS

          8.1 INFORMATION REQUIRED OF PARTICIPANTS. Payment of Awards shall be made as provided in this Plan and no formal claim shall be required therefor; provided, in the interests of orderly administration of the Plan, the Committee may make reasonable requests of Participants and Beneficiaries to furnish information which is reasonably necessary and appropriate to the orderly administration of the Plan, and, to that limited extent, payments under the Plan are conditioned upon the Participants and Beneficiaries promptly furnishing true, full and complete information as the Committee may reasonably request.

          8.2 BENEFITS PAYABLE TO INCOMPETENTS. Any benefits payable hereunder to a minor or other person under legal disability may be made, at the discretion of the Committee, (i) directly to the said person, or (ii) to a parent, spouse, relative by blood or marriage, or the legal representative of the said person. The Committee shall not be required to see to the application of any such payment, and the payee's receipt shall be a full and final discharge of the Committee's responsibility hereunder.

          8.3 CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN. The establishment and maintenance of the Plan shall not be construed as conferring any legal rights upon any Participant to the continuation of employment with the Employer, nor shall the Plan interfere with the rights of the Employer to discharge any Participant with or without cause.

                                      ARTICLE IX

                     ACCELERATION OF AWARDS ON CHANGE OF CONTROL

          9.1 CHANGE OF CONTROL. In the event that there has been a Change of Control (as defined hereafter), the Committee, in its sole discretion, may accelerate the vesting and payment of any Award or may determine that a payment in lieu of any Award shall be made. For the purpose of this Plan, a "Change of Control" shall mean:

                (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (the "Triggering Percentage") of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common



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Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, in the event the "Incumbent Board" (as such term is hereinafter defined) pursuant to authority granted in any rights agreement to which the Company is a party (the "Rights Agreement") lowers the acquisition threshold percentages set forth in such Rights Agreement, the Triggering Percentage shall be automatically reduced to equal the threshold percentages set pursuant to authority granted to the board in the Rights Agreement; and provided, further, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (x), (y), and (z) of subsection (c) of this Section 9.1; or

                (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                (c) Approval by the shareholders of the Company of a reorganization, share exchange, merger or consolidation or acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries)



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in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or, (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company.



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          9.2   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

                (a) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then, the Committee may, in its sole discretion, authorize an additional payment (a "Gross-Up Payment") to the Participant in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. In the event the Committee determines that Gross-Up Payments shall be made to the Participants, the procedures set forth in Section 9.2(b) through 9.2(d) shall apply.

                (b) Subject to the provisions of Subsection 9.2(c) below, all determinations required to be made under this Section 9.2, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche, Oklahoma City, Oklahoma or such other certified public accounting firm as may be designated by the Participant (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Participant shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9.2, shall be paid by the Company to the Participant within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall furnish the Participant with a written opinion that failure to report the Excise Tax on the Participant's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Subsection 9.2(c) and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant.

          (c) The Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Participant is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

                (i) give the Company any information reasonably requested by the Company relating to such claim,

                (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any

Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Subsection 9.2(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant, on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                (d) If, after the receipt by the Participant of an amount advanced by the Company pursuant to Subsection 9.2(c), the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to the Company's complying with the requirements of Subsection 9.2(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to Subsection 9.2(c), a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                                      ARTICLE X

                             ADMINISTRATION AND COMMITTEE

     10.1 ALLOCATION OF RESPONSIBILITY FOR PLAN ADMINISTRATION. The members of the Committee shall serve at the pleasure of the Board and shall be the same as the Compensation and Organization Committee appointed by the Board. Any member may serve concurrently as a member of any other administrative committee of any other plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options or deferred compensation rights (including stock appreciation rights). No member of the Board may serve on the Committee if such member has been eligible, during the year preceding his appointment, to participate under the Plan or any other plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options or deferred compensation rights (including stock appreciation rights).
A member of the Committee may not be eligible to become a Participant in the Plan. The Committee shall have the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet in special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan, (iii) establish policies and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the form of any Agreements. Unless otherwise provided in the Plan, the Committee shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any Agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

     10.2 APPOINTMENT OF COMMITTEE. The Plan shall be administered by the Committee. All usual and reasonable expenses of the Committee incurred in administering the Plan may be paid in whole or in part by the Company.

     10.3 CLAIMS PROCEDURE. The Committee shall make all determinations as to the right of any Participant or his Beneficiary to an Award. If any request for a payment is wholly or partially denied, the Committee shall notify the person requesting the payments, in writing, of such denial, including in such notification the following information:

           (a)   the specific reason or reasons for such denial;

           (b) the specific references to the pertinent Plan provisions upon which the denial is based;

           (c) a description of any additional material and information which may be needed to clarify the request, including an explanation of why such information is required; and

           (d) an examination of this Plan's review procedure with respect to denial of benefits.

Provided, that any such notice to be delivered to any Participant or Beneficiary shall be mailed by certified or registered mail and shall be written to the best of the Committee's ability in a manner that may be understood without legal counsel.

     10.4 REVIEW PROCEDURE. Any Participant or Beneficiary whose claim has been denied in accordance with Section 10.3 herein may appeal to the Committee for review of such denial by making a written request therefor within 60 days of receipt of the notification of such denial, and such Participant or Beneficiary may examine documents pertinent to the review and may submit to the Committee written issues and comments. Within 60 days after receipt of the request for review, the Committee shall communicate to the claimant, in writing, its decision, and the communication shall set forth the reason or reasons for the decision and specific reference to those Plan provisions upon which the decision is based.

     10.5 RECORDS AND REPORTS. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with governmental laws and regulations.

     10.6 OTHER COMMITTEE POWERS AND DUTIES. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

           (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any Awards hereunder;

           (b) to establish the Performance Goals and any other factors relating to the Performance Vesting Schedule and the Service Vesting Schedule as such relate to the Awards;

           (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

           (d) to receive from the Company and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

           (e) to furnish the Company upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate; and

           (f) to appoint and employ individuals and any other agents it deems advisable, including legal counsel, to assist in the administration of the Plan and to render advice with respect to any responsibility of the Committee, or any of its individual members, under the Plan.

     10.7 RULES AND DECISIONS. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the accountants of the Company or the legal counsel of the Company.


                                      ARTICLE XI

                              AMENDMENT AND TERMINATION

     11.1  RIGHT TO AMEND OR ALTER PLAN.  The Plan may be amended by the
Company from time to time in any respect whatever by resolution of the Board adopting such amendment and, if required by applicable law or the rules of any exchange on which the Common Stock is listed, by the affirmative vote of the holders of a majority of the shares of Common Stock. Any amendments may be made, which in the judgment of the Committee are necessary or advisable, provided that such amendments do not deprive a Participant, without his consent, of a right to receive his Award hereunder which has been previously vested by such Participant at the applicable point in time.

     11.2 RIGHT TO TERMINATE PLAN. This Plan shall continue until terminated as provided in this Section 11.2. The Company expressly reserves the right to terminate this Plan in whole or in part at any time. Unless sooner terminated, this Plan shall terminate on December 31, 1999 (the "Termination Date"). Provided, if the Company elects to terminate the Plan prior to the Termination Date, the Company shall determine a proposed date of termination, and the Committee shall notify the Participants. Provided further, the termination of the Plan shall not cause a termination of any previously vested Award.

                                     ARTICLE XII

                               MISCELLANEOUS PROVISIONS

     12.1 ARTICLES AND SECTION TITLES AND HEADINGS. The titles and headings at the beginning of each Article and Section shall not be considered in construing the meaning of any provisions in this Plan.

     12.2 LAWS OF OKLAHOMA TO GOVERN. The provisions of this Plan shall be construed, administered and enforced according to the laws of the State of Oklahoma.

     12.3 EFFECTIVE DATE OF PLAN. This Plan shall be effective as of the Effective Date; provided, however, that it shall be cancelled and of no force and effect if it has not been approved by the holders of a majority of the Common Stock of the Company present, or represented, and entitled to vote at a meeting called for such purposes within six months from the Effective Date.